UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2011

AMERIGROUP Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31574	54-1739323
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4425 Corporation Lane, Virginia Beach, Virginia		23462
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(757) 490-6900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2011, AMERIGROUP Corporation (the "Company"), through its subsidiary, AMGP Georgia Managed Care Company, Inc. ("AMGP Georgia"), received an executed amendment, Amendment No. 13 (the "Amendment"), to Contract No. 0652 between the Georgia Department of Community Health and AMGP Georgia for the provision of managed care services to members of the Georgia Families Program. The Amendment is effective July 1, 2011 and revises capitation rates for existing programs effective for the period July 1, 2011 through June 30, 2012. The value of the retroactive rate adjustment for the period from July 1, 2011 through December 31, 2011 will be reflected in the Company's 2011 fourth quarter financial results.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGROUP Corporation

January 5, 2012	By:	Nicholas J. Pace

Name: Nicholas J. Pace
Title: Executive Vice President, General Counsel and Secretary